EXHIBIT 10.98


                                            EXECUTION
                                                 COPY




              LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement
("Agreement") is made as of this
12th day
 of

September, 1996
 between AEGIS AUTO FINANCE,
INC., a Delaware corporation ("Borrower") and III FINANCE LTD., a Cayman Islands company
("Lender").

                PRELIMINARY STATEMENT:

          WHEREAS, Borrower has requested,
and Lender has agreed, on the terms and
conditions set forth therein, that Lender
advance to the Borrower up to
$3,000,000.00

on a revolving credit basis;

          NOW, THEREFORE, in consideration of
the terms and conditions contained herein, and of any loans or extension of credit now or hereafter made to or for the benefit of Borrower by Lender hereunder, the parties hereto agree as follows:

                       ARTICLE I

                      DEFINITIONS

          Section 1.1  General Terms.  When
used herein, the following terms shall have the following meanings:


          "ABS" shall mean that model of
     prepayments commonly applied to
     automobile loans which measures
     prepayments as a percentage of original
     pool balance.

          "Additional Loan" shall mean any
     Loan other than the Initial Loan.

          "Affiliate" shall mean, as to any
     Person, any other Person that, directly
     or indirectly, controls, is controlled
     by or is under common control with such
     Person or is a director or officer of
     such Person.

          "Applicable Insured Percentage"
     shall mean, (A) with respect to Insured
     Receivables, so long as the Insurer is
     obligated (by endorsement or otherwise)
     to make payments on the Risk Default
     Policy and maintains the A.M. Best
     Rating specified below, the percentage
     specified below opposite such rating,
     calculated monthly as of each month end;
     (B) with respect to Uninsured
     Receivables, 35% and (C) with respect to Insured Receivables, if the Insurer does not remain so obligated as described in clause A above, then 35%.

          Rating              Applicable
     Insured Percentage

          A- or better                   80%

          Less than A- but
          B or better                    65%

          Less than B but
          C or better                    50%

          Below C
     35%.

          "Applicable Stress Factor"
     means 2.0; provided however, that
     if the Lender, in its discretion,
     deems the collection history of the
     various receivables portfolios
     underlying the "Collateral" under
     this Agreement and the other
     Secured Loan Agreements to be
     materially weaker than such
     collection history as of the end of
     March 1996, the Lender may, upon
     not less than five (5) Business
     Days' prior written notice to the
     Borrower, increase the Applicable
     Stress Factor to a number not
     exceeding 2.50 and such increase
     shall take effect in the next
     calculation of the Borrowing Base
     to be made under Section 2.1.


          "Average Pool Balance" shall have
     the meaning set forth in Section 2.1
     hereof.

          "Backup Servicer" shall have the
     meaning set forth in the Pooling and
     Servicing Agreement.

          "Borrowing Base" shall have the
     meaning set forth in Section 2.1 hereof.

          "Business Day" shall mean any day
     other than a Saturday, Sunday, legal
     holiday or other day under the laws of
     Bermuda, the United States, or the State of New York, on which commercial banking institutions are obligated by law or executive order to be closed.

          "Cash Flow Valuation Report" shall
     mean a monthly report delivered pursuant to Section 2.2 (b) or Section 5.1(c) in the form attached hereto as Exhibit A.

          "Change in Control" shall mean any
     of the following:  (i) Parent ceases to
     be the owner, directly or indirectly, of 100% of the equity interest in, and capital stock of, the Borrower; or (ii)
     Joseph Battiato and/or Angelo Appierto
     shall cease to hold their offices as
     President and Chief Executive Officer,
     respectively, of the Borrower.

          "Collateral" shall have the meaning
     set forth in Section 6.1.

          "Default" shall mean any event
     which, with the passage of time or the
     giving of notice, or both, would
     constitute an Event of Default.

          "Default Rate" shall have the
     meaning set forth in Section 2.1.

          "Default Ratio" shall have the
     meaning set forth in Section 2.1.

          "Defaulted Receivables" shall mean,
     collectively, "Defaulted Receivables"
     and "Liquidated Receivables" as each
     such term is defined in the Pooling and
     Servicing Agreement.

          "Delinquency Rate" shall have the
     meaning set forth in Section 2.1.

          "Delinquency Ratio" shall have the
     meaning set forth in Section 2.1.

          "Distribution Date" shall have the
     meaning set forth in the Pooling and
     Servicing Agreement.

          "Event of Default" shall mean any
     one or more of the events specified in
     Section 7.1.

          "Excess Receipts" shall have the
     meaning set forth in the Pooling and
     Servicing Agreement.


          "Existing AAF Loan Agreements"
     shall mean those certain Loan and
     Security Agreements between the
     Borrower and Lender, dated as of
     June 20, 1995, September 25, 1995,
     December 20, 1995, March 22, 1996,
     May 20, 1996 and June 25, 1996,
     respectively, as the same have been
     or may hereafter be amended,
     restated or otherwise modified from
     time to time.

          "Existing ACF Loan Agreements"
     shall mean those certain Loan and
     Security Agreements between Aegis
     Consumer Finance, Inc. and Lender,
     dated as of August 11, 1994,
     September 28, 1994, December 22,
     1994 and March 22, 1995,
     respectively, as the same have been
     or may hereafter be amended,
     restated or otherwise modified from
     time to time.

          "Existing Loan Agreements"
     shall mean the Existing ACF Loan
     Agreements and the Existing AAF
     Loan Agreements.


          "Existing Loans" shall mean the
     "Loans" outstanding from time to time
     under the Existing Loan Agreements.

          "Financing Agreements"  shall mean
     all agreements, instruments and
     documents, including, without
     limitation, this Agreement, the
     Guaranty, the Note, the SPC
     Acknowledgment and all other
     assignments, security agreements, pledge instructions, loan agreements, notes, guarantees, certificates of title, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements, instruments, documents and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower in connection with the transactions contemplated by this Agreement.

          "Funding Date" shall mean any date
     on which a Loan (other than the Initial
     Loan) is made hereunder.

          "Governmental Authority" shall mean
     any nation or government, any federal,
     state, local or other political
     subdivision thereof and any entity
     exercising executive, legislative,
     judicial, regulatory or administrative
     functions of or pertaining to
     government.

          "Guaranty" shall mean that certain
     Guaranty executed by Parent pursuant to
     which Parent guaranties all of the
     Obligations of Borrower to Lender under
     this Agreement.

          "Indebtedness" of any Person shall
     mean (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
     (iii) obligations of such Person to pay
     the deferred purchase price of property
     or services, (iv) obligations of such
     Person as lessee under leases which
     shall have been or should be, in
     accordance with generally accepted
     accounting principles, recorded as a
     capital lease, (v) obligations secured
     by any Lien upon property or assets
     owned by such Person, even though such
     Person has not assumed or become liable
     for the payment of such obligations, and
     (vi) obligations of such Person under
     direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) through (v) above.

          "Initial Funding Date" shall mean
     the date on which the Initial Loan is
     made.

          "Initial Loan" shall mean the
     initial Loan made by Lender to Borrower
     hereunder.

          "Insured Receivable" shall mean
     each Receivable loss on which is insured under the Risk Default Policy.

          "Insurer" shall mean The
     Connecticut Indemnity Company.

          "IRC" shall mean the Internal
     Revenue Code of 1986, as amended.

          "Lien" shall mean any security
     interest, charge, pledge, option or lien or other encumbrance of any nature, whether arising under contract or by operation of law.

          "Liquidation Period" shall have the
     meaning set forth in Section 2.1.

          "Loans" shall have the meaning set
     forth in Section 2.1.

          "Maximum Rate" shall have the
     meaning ascribed to such term in Section
     2.4(c) hereof.

          "Note" shall mean a promissory note
     of Borrower in favor of Lender
     substantially in the form of Exhibit B.

          "Obligations" shall mean all of the
     payment and performance obligations and
     liabilities of Borrower to Lender under
     this Agreement, the Existing Loan
     Agreements,  the other Financing
     Agreements, and the other "Financing
     Agreements" (as such term is defined in
     each Existing Loan Agreement).

          "Parent" shall mean The Aegis
     Consumer Funding Group, Inc., a Delaware corporation formerly known as Aegis
     Holdings Corporation.

          "Person" shall mean any individual,
     sole proprietorship, partnership, joint
     venture, trust, unincorporated
     organization, association, corporation,
     institution, entity, party or government
     (whether national, federal, state,
     provincial, county, city, municipal or
     otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

          "Pledged Stock" shall mean the
     issued and outstanding stock of the SPC.

          "Pool Balance" shall have the
     meaning set forth in the Pooling and
     Servicing Agreement.

          "Pooling and Servicing Agreement"
     shall mean that certain Pooling and
     Servicing Agreement dated as of

     September 1,
      1996 among the SPC, Norwest
     Bank Minnesota, National Association, as

     Backup
      Servicer, and Norwest Bank
     Minnesota, National Association, as
     Trustee, a copy of which is attached
     hereto as Exhibit C.

          "Prepayment Rate" shall have the
     meaning set forth in Section 2.1.

          "Purchase
     Agreement"
      shall
     mean the


     Purchase

     Agreement

     made as of September
     1, 1996 between Borrower, as seller, and the SPC as purchaser.

          "Receivables" shall have the
     meaning set forth in the Pooling and
     Servicing Agreement.

          "Recovery Upon Default" shall have
     the meaning set forth in Section 2.1.

          "Registry" shall have the meaning
     set forth in Section 2.1.

          "Report Date" shall mean the 20th
     day of each calendar month or, if such
     day is not a Business Day, then the next succeeding Business Day.

          "Repossessed Receivables" shall
     have the meaning set forth in Section
     2.1.

          "Residual Interest" shall have the
     meaning set forth in the Pooling and
     Servicing Agreement.

          "Risk Default Policy" shall have
     the meaning set forth in the Pooling and Servicing Agreement.

          "Secured Loan Agreement" shall
     mean each Existing Loan Agreement
     and each other loan agreement or
     credit agreement entered into by
     Borrower or any of its Affiliates
     with Lender from time to time which
     is designated in writing as a
     "Secured Loan Agreement" within the
     meaning of this Agreement;
     provided, however, that the term
     "Secured Loan Agreement" shall not
     include that certain Loan and
     Security Agreement dated as of
     November 8, 1993 by and among Aegis
     Auto Finance, Inc., Aegis Capital
     Markets, Inc., Aegis Acceptance
     Corp. and Lender (as amended,
     restated or otherwise modified from
     time to time).

          "Secured Obligations" shall
     mean, collectively, all of the
     "Obligations" as defined under this
     Agreement and under any other
     Secured Loan Agreement and
     including all indebtedness and
     other obligations owed by Borrower
     or any of its Affiliates to Lender
     under any Secured Loan Agreement.


          "Servicer" shall have the meaning
     set forth in the Pooling and Servicing
     Agreement.

          "SPC" shall mean Aegis Auto Funding
     Corp., a Delaware corporation and a
     wholly-owned subsidiary of the Borrower.

          "SPC Acknowledgment" shall mean
     that certain Acknowledgment executed by
     the SPC as of the Initial Funding Date
     whereby the SPC acknowledges the terms
     of this Agreement and agrees to comply
     with certain provisions hereof
     pertaining to the SPC and agrees, from
     and after an Event of Default, to to pay directly to the Lender any and all amounts owed by the SPC to the Borrower.

          "Termination Date" shall mean the
     earlier of (i) the second anniversary of the Initial Funding Date and (ii) the date on which Lender terminates this Agreement pursuant to Section 7.1(A).

          "Trust" shall mean the Aegis Auto
     Receivables Trust
     1996-3 created
     pursuant to the Pooling and Servicing
     Agreement.

          "Trust Certificates" shall mean the
     Aegis Auto Receivables Trust 1996-3
     Automobile Receivable Pass-Through
     Certificates, Series 1996-3, issued
     pursuant to the Pooling and Servicing
     Agreement.

          "Uninsured Receivables" shall mean
     all Receivables which are not Insured
     Receivables.

          "Voting Notice" shall have the
     meaning set forth in Section 6.1(c).

          "VSI Insurance Policy" shall have
     the meaning set forth in the Pooling and Servicing Agreement.

          Section 1.2  Terms Defined in
Uniform Commercial Code. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Uniform Commercial Code as in effect from time to time in the State of New York (the
"Code") to the extent the same are used or defined therein.

          Section 1.3  Accounting Terms.  All
accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, consistently applied.

          Section 1.4  Other Terms.  Any
references herein to exhibits, sections, articles or schedules, unless otherwise specified, are references to exhibits, sections, articles or schedules of this Agreement. The words "hereof", "herein", and
"hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.
Wherever appropriate in context, terms used herein in the singular also include the plural, and vice-versa, and each masculine, feminine or neuter pronoun shall also include the other gender.

          Section 1.5 Preliminary Statement.
The Preliminary Statement is incorporated herein by this reference thereto.


                      ARTICLE II

                  LOANS AND INTEREST

          Section 2.1  Loans.  (a)  Subject
to the terms and conditions contained in this Agreement, Lender will from time to time, prior to the Termination Date, extend loans
("Loans") to Borrower up to an aggregate principal amount equal to the lesser of (i)
Three Million
 Dollars and No Cents

($3,000,000.00);
 or (ii) the Borrowing Base
(as defined below); provided, that if the Lender ceases trading activities, dissolves or commences distribution of a material portion of its assets, then the Lender may, from and after written notice to the Borrower, refuse to advance any further Loans to the Borrower. The "Borrowing Base" shall be calculated on each Funding Date and monthly on each Report Date in the Cash Flow
Valuation Report then delivered and shall equal the discounted present value of the Excess Receipts (utilizing a discount rate equal to twelve percent (12%)) as calculated by the Borrower in each Cash Flow Valuation
Report in a manner reasonably satisfactory to the Lender in accordance with the following parameters:

          (i)   Assume that the number of
     Receivables which will become Defaulted
     Receivables on an annualized basis will
     equal the Default Rate times the
     outstanding principal balance of the
     Receivables as of the most recent month
     end.  As used herein, (a) the "Default
     Rate" shall mean the greater of (1)
     the
     Applicable Stress Factor times
      the
     Default Ratio as of the end of the most
     recent calendar month and (2) eighteen
     percent (18%) and (b)
     the "Default
     Ratio" shall mean, with respect to the
     three most recent calendar months, a
     fraction, (1) the numerator of which
     equals four times the sum of (A) the
     dollar amount of Receivables which
     became Defaulted Receivables during such three-month period and (B) the dollar amount of "Repossessed Receivables") (as defined below) acquired during such three-month period, and (2) the denominator of which equals the "Average
     Pool Balance" of the Receivables during
     such three-month period. As used above, the term "Repossessed Receivables" with respect to any three-month period shall mean the outstanding principal amount of Receivables the underlying collateral for which has been repossessed during such period but which have not become
     Defaulted Receivables during such
     period. The Average Pool Balance shall
     be computed by taking the sum of the
     Pool Balance as of the beginning of the
     three-month period referred to above
     plus the Pool Balance as of the end of
     such three-month period and dividing
     such number by two.

          (ii)  Assume that Receivables will
     be prepaid in accordance with the most
     recently calculated Prepayment Rate. As used herein, the "Prepayment Rate" shall mean the greater of (a) one and one-half times the most recently monthly prepayment rate, as calculated by utilizing the standard ABS formula (also known as the "Absolute Prepayment
     Model") as of the end of the most recent calendar month and (b) one hundred and twenty percent times the standard ABS benchmark rate.

          (iii)  Assume that Receivables will
     become or remain past due on an
     annualized basis in accordance with the
     most recently calculated Delinquency
     Rate.  The "Delinquency Rate" for
     Receivables which may become or remain
     30, 60, and 90 days past due shall mean
     two times the Delinquency Ratio as of
     the end of the most recent calendar
     month.  As used herein, the "Delinquency
     Ratio" shall mean, with respect to
     Receivables which may become or remain
     30, 60 or 90 days past due, a fraction,
     the numerator of which is twelve times
     the amount of Receivables which became
     or remained 30, 60 and/or 90 days past
     due during the most recent calendar
     month, as applicable, and the
     denominator of which equals the
     outstanding principal balance of the
     Receivables as of the beginning of such
     calendar month.

          (iv)  Assume that collections and
     other recoveries with respect to
     Defaulted Receivables and Repossessed
     Receivables, after application of all
     cash payments including insurance
     proceeds, shall equal the Recovery Upon
     Default and shall not be collected until the expiration of the Liquidation Period with respect to such Receivables. As used herein, (a) the "Recovery Upon
     Default", with respect to any Defaulted
     Receivable or Repossessed Receivable,
     shall mean the Applicable Insured
     Percentage times the outstanding
     principal balance of such Receivable and
     (b) the "Liquidation Period" with
     respect to any Defaulted Receivables or
     Repossessed Receivables, shall equal the greater of (1) one and one-half times the average number of days outstanding between the date such Receivables first became Defaulted Receivables or
     Repossessed Receivables, as the case may be, and the date such Receivables are paid, through liquidation of the underlying collateral therefor or otherwise, according to a methodology acceptable to the Lender, and (2) 270 days.

The Borrower shall set forth in the Cash Flow
Valuation Report, delivered monthly pursuant to Section 5.1(c), the calculation of the Borrowing Base in reasonable detail and with such supporting information as may be reasonably requested by Lender. In the event of any discrepancy between the Borrower's and the Lender's calculation of the Borrowing
Base or of any component thereof, the
Lender's calculation, absent manifest error, shall control. It is expressly understood and agreed that amounts on deposit in the "Funding Account" (as such term is defined in the Pooling and Servicing Agreement) shall not be credited towards the Borrowing Base
Calculation.

          (b)  The aggregate principal amount
of the Loans shall be evidenced by a Note and shall be payable in accordance with Section
2.5.

          (c)  Borrower may prepay any
portion of the Loans in whole or in part;
provided, however, that simultaneously with such prepayment, Borrower shall pay all interest accrued and unpaid on the amount so prepaid through the date of prepayment.

          Section 2.2  Making the Loans.  (a)
No Loan shall be in an aggregate amount of less than $100,000, nor shall it be in an amount greater than the Borrowing Base minus the aggregate principal amount of all Loans previously advanced and still outstanding.

          (b)  On or prior to each Funding
Date, the Borrower shall deliver a Cash Flow
Valuation Report setting forth the
calculation of the Borrowing Base as of the last day of the preceding calendar month in accordance with the parameters set forth in
Section 2.1 above based on the Receivables which, as of the close of business on such Funding Date, will have been transferred to the Trust pursuant to the Pooling and Servicing Agreement. The Initial Loan shall be in an aggregate amount not exceeding the Borrowing Base as calculated in such report.
Each subsequent Loan shall be in an aggregate amount not exceeding the Borrowing Base as calculated in such report minus the aggregate principal amount of all Loans previously advanced and still outstanding.
Notwithstanding anything to the contrary in this Agreement, Lender's obligations to make any subsequent Loans hereunder shall terminate on the earlier of (i) the end of the "Funding Period" (as such term is defined in the Pooling and Servicing Agreement) and
(ii) December 15, 1996.

          Section 2.3  Note.  Concurrently
with the execution hereof, Borrower shall execute and deliver to Lender the Note to evidence the aggregate amount of all Loans outstanding from time to time. The Note shall be dated the date hereof and shall mature on the Termination Date. Lender is hereby authorized to endorse the amount of each Loan, each repayment or prepayment of principal thereof on the schedule attached to and constituting a part of the Note, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, that failure by Lender to make such endorsement shall not affect the obligations of Borrower hereunder or under the Note. In lieu of endorsing such schedule, Lender is hereby authorized, at its option, to record such Loans, repayments or prepayments in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

          Section 2.4  Interest.  (a)
Borrower hereby promises to pay to Lender interest on the unpaid principal amount of each Loan for the period commencing on the date such Loan was made until, but not including, the date such Loan shall be paid in full. All Loans shall bear interest at a rate equal to twelve percent (12%) per annum.
Each interest payment shall be computed on the basis of a 360-day year for the actual number of days elapsed. Interest shall be paid, monthly in arrears on each Distribution
Date, commencing on the first Distribution
Date after the Initial Loan is made, for all accrued and unpaid interest on the unpaid principal of the Loans through such date. In addition, on any date of any principal prepayment hereunder pursuant to Sections 2.5 and 7.1, the Borrower shall pay accrued and unpaid interest on the amount of such prepayment to the extent such interest is not otherwise paid pursuant to the immediately preceding sentence.

          (b) After the occurrence and during
the continuance of an Event of Default, the Loans shall bear interest at a rate equal to the rate set forth in Section 2.4(a) plus two percent (2.00%).

          (c)  Notwithstanding the foregoing,
nothing in this Agreement shall require
Borrower to pay interest at a rate exceeding the maximum rate (the "Maximum Rate") permitted by applicable law. If the interest rate provided for hereunder on any date would exceed the Maximum Rate, then the interest rate shall be automatically reduced to the Maximum Rate and the interest rate for any subsequent period, to the extent less than the Maximum Rate, shall be increased to equal the Maximum Rate until such time as the interest paid hereunder equals the amount which would have been paid if the interest otherwise payable hereunder had at all times been permitted under applicable law.

          Section 2.5  Repayments;
Prepayments. (a) The Loans shall be payable as follows:

          (i)  Whenever the aggregate
     principal amount of Loans outstanding
     less the sum of any accrued and unpaid
     interest on the Loans exceeds the
     Borrowing Base, as calculated pursuant
     to Section 2.1 hereof, then a mandatory
     prepayment of principal shall be made in the amount of such excess. Such prepayments shall be applied to the Obligations as set forth in Section
     2.5(b) and shall be accompanied by a
     payment of all interest accrued and
     unpaid through the date of such
     mandatory prepayment and allocable to
     the amount so prepaid.

          (ii) The entire remaining
     outstanding principal balance of the
     Loans, together with any accrued and
     unpaid interest and any other
     Obligations hereunder, shall be due and
     payable on the Termination Date.

          (iii) In addition to the foregoing,
     if the Lender ceases trading activities, dissolves or commences distribution of a material portion of its assets, then the Lender may demand payment of all Loans then outstanding, in which event the entire remaining outstanding principal balance of the Loans, together with any accrued and unpaid interest and any other Obligations hereunder, shall be due and payable on the ninetieth day following such written notice.

          (b)  Subject to Section 7.2(d), all
payments of any amounts due under any
provision of this Agreement or any other
Financing Agreement, shall be applied in the following order: first to payment of interest due and owing; second to the then outstanding principal balance of the Loans;
and third to the remaining balance of the Obligations. If any payment becomes due on a Saturday, Sunday or any day on which Lender is legally closed for business, such payment shall be made on the next succeeding Business
Day, and, in the case of a principal payment, interest on such principal payment shall be payable for such extension of time and shall be included with such payment.

          (c) Borrower shall make each
payment hereunder and under the Note on the day when due in lawful money of the United
States of America to Lender at The First
National Bank of Chicago, Chicago, Illinois, account number 52-61333, or at such other account which Lender may hereafter designate to Borrower in writing.

          (d)  The obligation of Borrower to
pay the Loans and other Obligations shall be a general obligation of Borrower, absolute and unconditional.


                      ARTICLE III

                 CONDITIONS TO LENDING

          Section 3.1  Conditions Precedent
to the Initial Loan.  The obligation of
Lender to make the Initial Loan is subject to the satisfaction of all of the following conditions precedent:

          (a)  Documents.  Lender shall have
received, on or before the Initial Funding
Date, this Agreement, the Note, the SPC
Acknowledgement, the Guaranty, and all other agreements, documents, financing statements and instruments described in the List of Closing Documents attached hereto as Exhibit
D and made a part hereof, each duly executed where appropriate, dated the
Initial Funding
Date
 where appropriate and in form and
substance reasonably satisfactory to Lender.

          (b)  Governmental and Other
Consents and Approvals. All notices to and filings with all regulatory bodies and other
Persons required to be given or made, and all consents or other approvals therefrom shall have been obtained in connection with the transactions contemplated by this Agreement and the other Financing Agreements.

          (c)  Pooling and Servicing
Agreement. (i) The transactions contemplated by the Pooling and Servicing Agreement shall have been consummated, (ii) the SPC shall have received the net cash proceeds from the sale of Trust Certificates thereunder and
(iii) the Borrower and its Affiliates shall have made all prepayments owed to the Lender under that certain Loan and Security
Agreement dated as of November 8, 1993 among Lender and certain of Borrower's Affiliates on account of the transactions contemplated by the Pooling and Servicing Agreement.

          Section 3.2  Conditions Precedent
to All Loans. The obligation of Lender to make any Loans hereunder (including the Initial Loan) shall be subject to the further conditions precedent that on each such date
(a) the following statements shall be true
(and the request for any Loans and the
acceptance by Borrower of the proceeds of such Loan, shall constitute a representation and warranty by Borrower that on the date of making of such Loan such statements are true):

          (i)  The representations and
     warranties contained in Article IV are
     true and correct in all respects on and
     as of the date of such Loan, before and
     after giving effect to such Loan, as
     though made on and as of such date;

          (ii)  No event has occurred and is
     continuing, or would result from such
     Loan, which constitutes a Default or an
     Event of Default;

          (iii)  There has been no material
     adverse change in the business
     operations or financial condition of
     Parent or Borrower since June 30, 1995;

          (iv)  No law, regulation, order,
     judgment or decree of any Governmental
     Authority shall enjoin, prohibit or
     restrain, or impose or result in the
     imposition of any material adverse
     condition upon, Lender's making of the
     requested Loan; and

          (v)  the aggregate outstanding
     amount of all Loans hereunder (after
     giving effect to the requested Loan
     hereunder), together with all "Loans"
     outstanding under Lender's other loan
     agreements with Borrower and Borrower's
     Affiliates, shall not exceed 35% of
     Lender's "net assets" (as such term is
     defined in Lender's Articles of
     Association).

          (vi)  the Lender shall have
     received such other approvals, opinions
     or documents as Lender may reasonably
     request.


                      ARTICLE IV

            REPRESENTATIONS AND WARRANTIES

          To induce Lender to enter into this
Agreement and make the Loans provided for herein, Borrower hereby makes the following representations and warranties to Lender, each of which shall survive the execution and delivery of this Agreement or any other
Financing Agreement and shall be deemed
remade as of the date of each Additional Loan to Borrower:

          Section 4.1  Corporate Existence.
Each of the Borrower, the Parent and the SPC is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has authority to conduct business and is in good standing in all other states where the nature and extent of the business transacted by it or the ownership of its assets makes such authorization necessary.

          Section 4.2  Corporate Authority;
No Conflicts. The borrowings hereunder and the execution, delivery and performance by the Borrower of this Agreement, the Note and the other Financing Agreements (i) are within Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate and stockholder action, (iii) do not contravene Borrower's Certificate of
Incorporation or by-laws, and (iv) do not contravene nor result in a default under, nor result in the creation of a Lien (other than the Liens in favor of Lender created pursuant to the terms of this Agreement) under, any law or any contractual restriction binding on or affecting Borrower. No consent or approval of any holder of any indebtedness or obligation of Borrower, and no consent, permission, authorization, order or license of any Governmental Authority, is necessary in connection with the execution, delivery and performance of the Financing Agreements, including, without limitation, this Agreement and the Note, or any transaction contemplated hereby or thereby. The execution, delivery and performance by the Parent of the Guaranty
(i) are within the Parent's corporate powers,
(ii) have been duly authorized by all
necessary corporate and stockholder action,
(iii) do not contravene the Parent's
Certificate of Incorporation or by-laws, and
(iv) do not contravene nor result in a
default under, nor result in the creation of a Lien under, any law or any contractual restriction binding on or affecting the Parent. The execution, delivery and performance by the SPC of the SPC
Acknowledgement (i) are within the SPC's corporate powers (ii) have been duly authorized by all necessary corporate and stockholder action, (iii) do not contravene the SPC's Certificate of Incorporation or by-laws, and (iv) do not contravene nor result in a default under, nor result in the creation of a Lien under, any law or contractual restriction binding on or affecting the SPC. This Agreement, the Note and the other Financing Agreements to which the Borrower is a party constitute valid, binding and legal obligations of the Borrower enforceable in accordance with their terms, the Guaranty constitutes the valid, binding and legal obligation of the Parent enforceable in accordance with its terms, and the SPC Acknowledgement constitutes the valid, binding and legal obligation of the SPC enforceable in accordance with its terms.

          Section 4.3  Financial Condition.
The audited consolidated financial statements of the Parent and its subsidiaries (including the Borrower) dated as of June 30, 1995, and all interim financial statements previously delivered to Lender are complete and correct and such financial statements have been prepared in conformity with generally accepted accounting principles and practices consistently applied and fairly present the financial condition and results of operations of the Parent and the Borrower as of the date thereof (and for the period then ended) in conformity with such accounting principles and practices (subject, in the case of interim statements, to normal year-end adjustments). Since June 30, 1995, there has been no material adverse change is such financial condition or results of operation for the Parent and/or the Borrower.

          Section 4.4  Litigation.  There is
no litigation, tax claim, proceeding or
dispute pending or, to the Borrower's
knowledge, threatened against the Borrower, the Parent, or the SPC, or affecting their respective properties or assets, which, if determined adversely to Borrower, the Parent, or the SPC as the case may be, (a) could reasonably be expected to adversely affect
(i) the execution, delivery or enforceability of this Agreement or the other Financing
Agreements, or (ii) the ability of Borrower to perform its obligations under this Agreement or any of the other Financing
Agreements, or (b) could reasonably be
expected to have a material adverse effect on the financial condition of the Borrower or the SPC.

          Section 4.5  Compliance with Laws
and Regulations. Borrower, the Parent and the SPC are in compliance with all laws, orders, regulations and ordinances of all Governmental Authorities relating to their business operations and assets.

          Section 4.6  Title to Pledged Stock
and Excess Receipts.  (a) Attached as Exhibit
C to the
Existing
 Loan Agreement dated June
20, 1995 is a true, complete and accurate copy of the Certificate of Incorporation of the SPC, which has not been amended since
June 20, 1995. Borrower is the legal and beneficial owner of 100% of the Pledged Stock free and clear of any Lien except for (i)
Liens in favor of Lender created pursuant to the Secured Loan Agreements and (ii) Liens in favor of Greenwich Capital Financial
Products, Inc. which are subordinated to the Liens of the Lender on terms agreed to by Lender in writing, and the SPC is the legal and beneficial holder of the Residual
Interest free and clear of any Lien, and has the unencumbered right to receive the Excess
Receipts. Such Pledged Stock represents 100% of the issued and outstanding stock of the SPC. After giving effect to the anticipated depletion to zero of the "Funding Account"
(as defined in the Pooling and Servicing
Agreement), the Residual Interest will be valued on the books and records of the SPC at $6,151,029.03, and the Borrower's interest in
the Pledged Stock will be valued on the books and records of the Borrower at the sum of (x) the equivalent amount, plus (y) the current valuation of the
Borrower's residual
interests in the various trusts formed in connection with prior securitizations as referred to in the Existing
 Loan
Agreements.

Borrower has the right to vote the Pledged
Stock and to pledge and grant a security interest in all of the Collateral to the Lender. Except as otherwise provided in the Pooling and Servicing Agreement or in the SPC's Certificate of Incorporation or in the Existing Loan Agreements, there are no restrictions upon any of the rights associated with, or the transfer of, any of the Collateral, which would interfere with the Lender's ability to exercise the Lender's rights and remedies hereunder. Borrower has no obligation to make capital contributions or make any other payments to the SPC with respect to its interests, the non-payment of which would in any way create a right of offset from the SPC as against distributions otherwise payable to the Borrower. The SPC
(i) has conducted no business other than the transactions evidenced by and contemplated
(x) under the Purchase
Agreement
 and the
Pooling and Servicing Agreement, and (y) the
"Purchase Agreement" and "Pooling and
Servicing Agreement" (as each such term is defined in each Existing Loan Agreement),
(ii) has no properties other than the
Residual Interest and the "Residual Interest"
(as defined in each Existing Loan Agreement) and (iii) has no Indebtedness to any third-parties (including Affiliates) except for any Indebtedness expressly created under the above-referenced agreements.

          (b)  Lender has a perfected, first-
priority security interest in the Collateral constituting the Pledged Stock and any general intangibles relating thereto and no further action is required to perfect such security interest.

          Section 4.7  No Defaults.  No event
has occurred and is continuing or would
result from the making of a Loan which
constitutes a Default or an Event of Default.
Neither Borrower, Parent nor the SPC is in default under any loan or credit agreement or any other material agreement, lease or instrument to which they are parties or by which it or any of their properties are bound.

          Section 4.8  Taxes.  Each of
Borrower and the Parent have filed all
required federal and local tax returns and paid all material taxes due pursuant to said returns or any assessments against Borrower or Parent, as the case may be, except for those taxes being contested in good faith and for which adequate reserves have been provided on the books and records of Borrower or Parent, as the case may be.

          Section 4.9  Margin Stock.  None of
the proceeds of any Loan will be used,
directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G and Regulation X of the Board of Governors of the Federal Reserve System. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any such margin stock and no part of the proceeds of the Loans will be used to purchase or carry any such margin stock of for any other purpose that violates or is inconsistent with such Regulation G or Regulation X.

          Section 4.10  Investment Company
Act. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          Section 4.11  Disclosure.  No
representation or warranty of Borrower
contained in this Agreement or any
certificate or similar instrument required to be furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading.

          Section 4.12  Chief Executive
Office. Borrower's chief executive office and principal place of business are located at 525 Washington Street, Jersey City, New
Jersey 07310, or, from and after the date hereof, at such other location with respect to which all necessary actions under Section
5.11 hereof have been performed.

          Section 4.13  Pooling and Servicing
Agreement. Attached hereto as Exhibit C is a true, complete and accurate copy of the Pooling and Servicing Agreement. There are no agreements written or otherwise, which would modify or otherwise affect the rights of the SPC under the Pooling and Servicing
Agreement. All of the representations and warranties made by the Borrower, the SPC or any Affiliates thereof in the aforementioned agreements are true and correct in all material respects and are hereby confirmed.


                       ARTICLE V

                       COVENANTS

          Borrower covenants and agrees that,
so long as any Obligations remain
outstanding, and (even if there shall be no Obligations outstanding) so long as this Agreement remains in effect:

          Section 5.1  Reports/Financial
Information.  Borrower shall deliver to
Lender:

          (a)  As soon as practicable, and in
any event within forty-five (45) days after the end of each calendar month, the consolidated balance sheet and income statement of Parent and its subsidiaries as at the end of such month, which for each month coinciding with the end of a calendar quarter shall set forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer, chief accounting officer or chief executive officer of Borrower, subject to changes resulting from audit and normal year-end adjustments;

          (b) As soon as practicable, and in
any event within one-hundred-twenty (120) days after the end of each fiscal year of Parent, the consolidated balance sheet and income statement of Parent and its subsidiaries as at the end of such year, certified by independent certified public accountants of recognized national standing whose certification shall be without qualification as to the scope of audit, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Parent and Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default under Sections 5.1(a),
(b), (f), 5.2(a), 5.6(a), 5.10 or 5.12 hereof
which has occurred or is continuing or, if in the opinion of such accounting firm such a Default or Event of Default under the above-referenced Sections has occurred and is continuing, a statement as to the nature thereof;

          (c)  On or before the Report Date
of each calendar month, a schedule of
activity for the preceding calendar month, which sets forth (i) the aggregate outstanding principal amount of Receivables and of the Trust Certificates, (ii) a Cash
Flow Valuation Report in the form attached hereto as Exhibit A, setting forth, among other things, the calculation of the Borrowing Base with supporting information in reasonable detail, (iii) copies of the monthly reports distributed to holders of the Trust Certificates pursuant to Section 5.09 of the Pooling and Servicing Agreement or any successor provisions and (iv) any other pertinent information reasonably requested by
Lender.

          (d)  Promptly upon receipt thereof,
copies of (i) any financial reports or other information required to be delivered by Borrower or the SPC or any other affiliate thereof pursuant to the terms of the Pooling and Servicing Agreement and (ii) any written reports, certifications or other material notices given to the Borrower, the SPC or any affiliate thereof by the Trustee, Servicer or
Backup
 Servicer.

          (e)  Promptly, such other financial
or portfolio information related to this Agreement or the Financing Agreements that Lender may reasonably request from time to time.

          (f)  As soon as practicable, and in
any event within forty-five (45) days after the end of each fiscal quarter of Borrower, a list of all agreements entered into by Borrower pursuant to which Borrower may (i) incur any Indebtedness to any Person in excess of $100,000 or (ii) become the obligee with respect to any loan, advance or other
Indebtedness of any Affiliate; such notice shall include the name and date of the agreement, the name of the counterparty, the maximum amount of Indebtedness thereunder, and a description of any security thereunder for such Indebtedness; provided, however, that after the occurrence and during the continuance of an Event of Default, the Borrower shall notify Lender immediately upon entering into any agreement described in this
Section 5.1(f).

          Section 5.2  Notices. Borrower
shall give prompt written notice to Lender of:

          (a)  Any litigation, including,
without limitation, adversary proceedings or contested matters brought by Parent, Borrower or by any other Person against Parent or Borrower (or any material change in such litigation), where the amount in controversy is $100,000 or more and all litigation when the aggregate amounts in controversy equal or exceed $500,000, or any other litigation or proceeding which Borrower deems material or which could materially and adversely affect the operations, financial condition or prospects of Parent and/or Borrower, and, if requested by Lender, deliver to Lender copies of all pleadings with respect to any such matters served on or filed by Parent or Borrower;

          (b)  Any Event of Default or
Default and Borrower's proposed cure
therefor; any such notice shall refer to this Agreement, describe such Event of Default or Default and state that such notice is a "Notice of Default"; and

          Section 5.3  Corporate Existence.
Borrower shall maintain and preserve its corporate existence and all rights, privileges and franchises now enjoyed, and conduct its business in accordance with the terms of, and otherwise comply with, its formation documents. Borrower shall cause the SPC to maintain and preserve its corporate existence and all rights, privileges and franchises now enjoyed by it.

          Section 5.4  Compliance with Law.
Borrower shall, and shall cause the SPC to, comply in all material respects with all applicable laws, rules, regulations and orders.

          Section 5.5  Compliance with
Financing Agreements. Borrower shall comply promptly with any and all covenants and provisions of this Agreement, the Note and the other Financing Agreements, and shall cause the SPC and its other Affiliates to comply promptly with any and all covenants and provisions to be performed by such parties under the Pooling and Servicing
Agreement.

          Section 5.6  Books and Records;
Right of Inspection. (a) Borrower shall, and shall cause the SPC to, maintain adequate books, accounts and records, and prepare all financial statements required hereunder in accordance with generally accepted accounting principles and, once per calendar year after reasonable notice, and at any time after the occurrence and during the continuance of an Event of Default, permit employees or agents of Lender at any reasonable time to inspect the properties of Borrower and the SPC and to examine or audit each of their books, accounts and records and make copies and memoranda thereof.

          (b)  Borrower shall maintain all
records necessary for compliance with the exception to withholding for portfolio interest under Section 871(h) of the Internal
Revenue Code.

          Section 5.7  Further Assurances.
(a) Borrower shall furnish to Lender such periodic, special, or other reports and information as reasonably requested by
Lender.

          (b)  From time to time, at its own
expense, Borrower will take whatever action is reasonably requested by Lender or its legal counsel to preserve, protect or perfect the security interest in the Collateral granted pursuant to Article VI, including, without limitation, executing UCC financing statements, endorsing notes, executing additional security documents or delivering possession of Collateral, and shall perform such acts as Lender shall reasonably deem necessary or appropriate to effectuate the purposes of this Agreement. Borrower will appear in and defend at its own expense any action or proceeding which may affect
Borrower's title to the Collateral, the
security interest granted hereunder or the SPC's title to the Excess Receipts and the Residual Interest.

          Section 5.8  Maintenance of
Insurance. (a) Borrower shall maintain and keep in force in adequate amounts insurance with responsible and reputable companies or implement and maintain a reasonable program of self-insurance, and accept no self-insurance risks which are substantially greater than those historically carried by Borrower.

          (b)  Borrower shall cause to be
paid all annual insurance premiums with
respect to the Risk Default Policy and the VSI Insurance Policy and shall take all other actions necessary or possible to be taken on its part in order to maintain the effectiveness of each such policy and the liability of the Insurer with respect thereto.

          Section 5.9  Pooling and Servicing
Agreement. Without the prior written consent of Lender, Borrower shall not, and shall not permit any of its affiliates to (i) amend, modify, restate, supplement, cancel or terminate the Pooling and Servicing
Agreement, (ii) waive any of its rights under any provision thereof, (iii) consent to any deviation from the terms thereof or (iv) otherwise grant any consents provided for thereunder, or default in its obligations thereunder.

          Section 5.10  Merger;
Consolidation, Etc. Borrower shall not, and shall not permit the SPC to, liquidate, dissolve, merge into or consolidate with another entity; or sell, lease or otherwise dispose of all or a substantial portion of its business or assets, except for sales of loans not constituting Receivables in the ordinary course of its business. Borrower shall not permit the SPC to engage in any business other than the holding of the Residual Interest and the "Residual Interest"
(as defined in each Existing Loan Agreement), nor to acquire any other assets nor incur any Indebtedness not expressly permitted under
Section 4.6 hereof except that the SPC shall be permitted to hold residual interests which are substantially similar in nature to the Residual Interest and to incur any Indebtedness under any other pooling and servicing agreement which is substantially similar in nature to the Pooling and Servicing Agreement and to which the Lender has consented.

          Section 5.11  Change of Principal
Office. Borrower shall not (a) change the location of its chief executive office and principal place of business from Newport
Tower, 525 Washington Street, Jersey City,
New Jersey 07310 or (b) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become seriously misleading, unless Borrower shall have given Lender at least 30 days prior written notice thereof and prior to effecting any such change, taken such steps as Lender may deem necessary or desirable to continue the perfection and priority of the Liens in favor of Lender granted in connection herewith.

          Section 5.12  Net Worth.  The sum
of the Parent's consolidated total assets minus the Parent's consolidated total liabilities (each determined in conformity with generally accepted accounting principles, consistently applied and without duplication) shall not be less than $15,000,000 as of the Initial Funding Date, and the greater of such amount or ten percent
(10%) of Parent's consolidated assets
(without duplication) on any subsequent date;
provided, however that for purposes of this Section, the Collateral shall constitute an asset of Borrower and any assets which have been sold by any Person in a non-recourse sale to an unaffiliated third party in a securitization transaction shall not constitute assets of any such Person.

          Section 5.13   Limited Business of
SPC. The Borrower will take all actions which may be required on its part to ensure that the SPC engages in no business and incurs no Indebtedness or other liabilities other than that permitted under Section 4.6 and Section 5.10 above or and issues no capital stock or other equity interest in favor of any Person other than the Borrower.


                      ARTICLE VI

                      COLLATERAL

          Section 6.1  Security Interest.
(a) To secure the prompt and complete
payment, observance and performance of all of the
Secured Obligations,
 Borrower hereby (1)
reaffirms the grant of a security interest in the Collateral made under the Existing Loan
Agreements and (2) pledges and grants to Lender a security interest in and assignment of all of Borrower's rights, title and interest in and to the following property and interests in property, whether now owned or existing or hereafter arising or acquired and wheresoever located and whether the same comprise accounts, instruments, securities, chattel paper or general intangibles (the
"Collateral"):

          (i) all of Borrower's rights in the
     Pledged Stock, and all of Borrower's
     rights, as a shareholder of the SPC, in
     and to the property (and interests in
     property) that is owned by the SPC;

          (ii) all warrants, options and
     other rights to acquire stock in the SPC and all of Borrower's rights, if any, to participate in the management of the SPC;

          (iii) all rights, privileges,
     authority and powers of Borrower as
     owner or holder of its equity interest
     in the SPC, including, but not limited
     to, all general intangibles and contract rights related thereto;

          (iv) all documents and certificates
     representing or evidencing Borrower's
     equity interest in the SPC;

          (v) all of Borrower's interest in
     and to the profits and losses of the SPC and Borrower's right as a shareholder of the SPC to receive dividends on account of the SPC's capital stock or to receive distributions of the SPC's assets, upon complete or partial liquidation or otherwise;

          (vi) all of Borrower's right, title
     and interest to receive payments of
     principal and interest on any loans
     and/or other extensions of credit made
     by Borrower or its Affiliates to the
     SPC, all other accounts and other rights to payment which may be owing by the SPC to Borrower, and any all instruments creating or evidencing such rights;

          (vii) all distributions, cash,
     instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, Borrower's interest in the SPC; and

          (viii) any other right, title,
     interest, privilege, authority and power of Borrower in or relating to the SPC, all whether now existing or hereafter arising, and whether arising at law or in equity and any and all proceeds of any of the foregoing and all books and records of Borrower pertaining to any of the foregoing.

          (b) Pursuant to the Existing Loan
Agreement dated June 20, 1995, Borrower has delivered to Lender all stock certificates evidencing the Collateral. If Borrower acquires (by dividend, purchase, additional contribution, reclassification or otherwise):
(a) any additional stock, shares, units, options or warrants of stock in the SPC
(whether or not certificated or otherwise evidenced in writing); (b) any subscriptions, warrants or any other rights or options issued in connection with any of the Collateral; or (c) any options, warrants or convertible securities in connection with the Collateral; (all of the foregoing being collectively referred to as the "Additional
Interests"), then all such Additional
Interests shall be promptly delivered to and held by the Lender (if the same are certificated) under the terms of this Agreement, accompanied by duly executed stock powers, instruments of transfer or assignments in blank, as applicable, all in form and substance satisfactory to the Lender, and the same shall constitute
Collateral hereunder.

          (c)  Notwithstanding the foregoing,
prior to the delivery of a Voting Notice (as defined below in this paragraph (c)), Borrower shall be entitled to exercise any and all voting rights pertaining to the Collateral (or any portion thereof), except as otherwise provided in Section 5.9 above.
As used herein, the term "Voting Notice" means a written notice from the Lender to each of the Borrower and the SPC providing that the Lender may exercise all of the voting rights and powers described in subparagraph (a) of Section 6 hereof.
Borrower hereby acknowledges and agrees that upon the receipt of a Voting Notice, the Lender shall be entitled to exercise all of said voting rights and powers and all of the Borrower's voting rights and powers shall immediately cease. Except as otherwise expressly provided herein, under no circumstances shall the Lender have, or be deemed to have or have had, any right to exercise, or to direct Borrower to exercise, any voting, managerial, election or other rights of an owner of the Pledged Stock.

          (d) All distributions by the SPC,
all Additional Interests and other payments that are made, paid, issued, distributed or delivered by the SPC to Borrower in cash or otherwise shall be received in trust for the benefit of the Lender and shall be delivered to the Lender for application (i) to the extent such payments are attributable or allocable to Excess Receipts or other amount distributable in respect of the Residual
Interest, in accordance with the terms of this Agreement; (ii) to the extent such payments are attributable or allocable to "Excess Receipts" or other amounts distributable to the Borrower in respect of

any "Class
 B
Certificate" or "Residual
Interest", as

such
 term is defined in any
Existing Loan Agreement, in accordance with the terms of such Existing Loan Agreement;
and (iii) to the extent such payments are attributable or allocable to similar amounts received in respect of any residual interest received under any similar transaction and in respect of which Lender has given value under any subsequent loan agreement with Borrower, in accordance with the terms of such other loan agreement.

          Section 6.2  Perfection of the
Security Interest. (a) Borrower agrees (i) promptly to deliver to the Lender or its designee, all certificates, instruments and other documents evidencing any portion of the Collateral, which may at any time come into the possession of the Borrower and in which a security interest may be perfected, (ii) to execute and deliver such notices of the Lender's security interest in the Collateral
(which notice shall be satisfactory in form and substance to the Lender and which may request acknowledgment from the addressee) to any third party designated by the Lender,
(iii) to execute and deliver to the Lender such financing statements as the Lender may request with respect to the Collateral, (iv) to cause the SPC to indicate in its records the security interests granted hereby, in a manner satisfactory to the Lender, and (v) to take such other steps as the Lender may from time to time request in order to perfect the Lender's security interest in the Collateral under applicable law. Borrower agrees that this Agreement or a photocopy of this Agreement shall be sufficient as a financing statement to the extent permitted by applicable law.

          Section 6.3  Power of Attorney.
Subject to the terms and provisions of this Agreement, at any time, without notice and at the expense of Borrower, Lender may, and Bor-

rower hereby appoints Lender its true
attorney-in-fact (such agency being coupled with an interest) for such purposes.

          (a)  Upon the occurrence of an
     Event of Default, perform any
     obligation of Borrower hereunder in
     Borrower's name or otherwise;

          (b)  Upon the occurrence of
     any Event of Default, notify any
     Person obligated on any Collateral
     of the rights of Lender hereunder;

          (c)  Upon the occurrence of
     any Event of Default, enter into
     any extension, settlement or
     compromise agreement relating to or
     affecting the Collateral and, in
     connection therewith, to sell,
     transfer or dispose of any of the
     Collateral, and take such action as
     Lender may deem proper, and apply
     any money or property received in
     exchange for any of such Collateral
     to any of the
     Secured Obligations;


          (d)  Upon the occurrence of
     any Event of Default, endorse,
     deliver evidence of title, enforce
     and collect by legal action or
     otherwise any of the Collateral;

          (e)  Upon the occurrence of
     any Event of Default, receive
     payment or performance in
     connection with any insurance
     claims, claims for breach of
     warranty or any other claims
     concerning any of the Collateral;
     and

          (f)  Upon the occurrence of
     any Event of Default, protect,
     defend and preserve the Collateral
     including, without limitation,
     filing or prosecution of any third
     party claim or other legal action
     or proceeding which Lender deems
     necessary to protect any of the
     rights, interests or priorities of
     Lender with respect to any of the
     Collateral.

                      ARTICLE VII

                   DEFAULT; REMEDIES

          Section 7.1  Events of Default.
Upon the occurrence of any of the following events (each an "Event of Default"):

          (a)  Borrower fails to make any
payment of principal of or interest on the Note, or payment of any other Obligation due hereunder, under the Note or under any other
Financing Agreement on or before the date such payment is due;

          (b) Any breach by Borrower in the
due observance or performance of any covenant set forth in Sections 5.1 to 5.3 or 5.5 to 5.12, and such breach continues unremedied for five (5) Business Days after any officer of Borrower obtains knowledge thereof;

          (c)  Any breach by Borrower of any
covenant, other than those covenants
enumerated in Section 7.1 (a) or (b) of this Agreement, which remains unremedied for thirty (30) days after the date such breach occurs;

          (d)  Any representation or warranty
made by Borrower under this Agreement or by Borrower or Parent under any other Financing
Agreement or in any certificate, report, financial statement or other agreement, instrument or document furnished in connection with this Agreement or any other
Financing Agreement shall prove to have been false or misleading in any material respect when made;

          (e)  Default in, or breach of, any
provision of the SPC Acknowledgment by the SPC or by Borrower;

          (f) Any representation or warranty
made by Borrower, the SPC or any Affiliates in the Purchase Agreement or in the Pooling and Servicing Agreement or in any certificate or report a copy of which is delivered to Lender pursuant to this Agreement shall prove to have been false or misleading in any material respect when made;

          (g) The occurrence of a default,
breach or failure of condition by Borrower, any guarantor of the Obligations or Parent under any other Financing Agreement which (unless such default otherwise constitutes an Event of Default pursuant to the other provisions of this Section 7.1) is not remedied within the applicable cure period contained therein, if any;

          (h)  Any default by Borrower, any
guarantor of the Obligations, the SPC or Parent after any applicable notice and cure period, shall occur under any Indebtedness with respect to which Borrower or Parent, as applicable, is a party as borrower or guarantor, provided, that any such default by Parent described in this subsection 7.01(h) shall not constitute an Event of Default unless the aggregate Indebtedness owed under such agreement is greater than or equal to $100,000;

          (i)  Borrower, the SPC, any
guarantor of the Obligations or Parent shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors;

          (j)  Borrower, the SPC, any
guarantor of the Obligations, or Parent, shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of it, or of all or a substantial part of its assets,
(ii) file a voluntary petition in bankruptcy,
(iii) file a petition or answer seeking
reorganization or an arrangement with
creditors, or to take advantage of any
applicable liquidation, conservatorship
bankruptcy, moratorium, arrangement,
receivership, insolvency, reorganization or similar laws affecting the rights of creditors generally, (iv) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or
(v) take corporate action for the purpose of effecting any of the foregoing;

          (k)  An involuntary petition or
complaint shall be filed against Borrower, the SPC, any guarantor of the Obligations, or Parent, seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of such Person or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of its assets;

          (l)  Any final judgment or order
for the payment of money in excess of
$100,000 shall be rendered against Borrower, the SPC or the Parent, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) the same remains undischarged or unpaid for a period of sixty
(60) days, during which period the execution of such judgment is not effectively stayed;

          (m) (i) Any of the Financing
Agreements, or any Lien or priority claim granted thereunder shall terminate, cease to be effective or cease to be the legal, valid, binding and enforceable obligation of
Borrower, the SPC, Parent or any guarantor of the Obligations; (ii) Borrower or any of its Affiliates, shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability
(it being understood that Borrower may, in good faith, question the accuracy of any mathematical calculation of an amount owed hereunder); or (iii) any Lien or priority claim securing the
Secured Obligations
 shall
cease to be effective and to be of first priority;

          (n)  Any Person shall levy on,
seize or attach all or any material portion of the assets of Borrower, the SPC or Parent and within thirty (30) days thereafter such person shall not have dissolved such levy or attachment, as the case may be, and, if applicable, regained possession of such seized assets;

          (o)  the occurrence of a Change in
Control;

          (p)  either the Risk Default Policy
or the VSI Insurance Policy shall cease to be in full force and effect;

          (r)  an "Event of Backup Servicing
Default" shall have occurred and been
continuing under the Pooling and Servicing
Agreement; or

          (s)  this Agreement, the Note or
any other Financing Agreement shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part as the result of any action initiated by any Person other than Lender;

then, and in every such event and at any time thereafter during the continuance of such event, Lender may, at the same or different times, take one or more of the following actions:

          (A)  By notice to Borrower (which
     may be telephonic notice confirmed in
     writing) declare Lender's obligation to
     make any future Loans hereunder
     terminated and/or declare the occurrence of the Termination Date, whereupon, in each case, such obligations shall be terminated and/or the Termination Date shall have occurred; and

          (B)  By notice to Borrower,
     declare the unpaid principal amount
     and interest of the Loans and all
     other amounts payable by Borrower
     hereunder to be forthwith due and
     payable, whereupon such amounts
     shall become forthwith due and
     payable, both as to principal and
     interest, without presentment,
     demand, protest or any other notice
     of any kind, all of which are
     hereby expressly waived, anything
     contained herein or in the
     Financing Agreements to the
     contrary notwithstanding.

          Notwithstanding the foregoing, upon
the occurrence of an Event of Default
described in paragraph (j) or (k) of this
Section 7.1, with respect to the Parent, the SPC or Borrower the actions described in paragraphs (A) and (B) above shall occur automatically without the requirement of giving of any notice to Borrower.

          Section 7.2  Remedies.  (a) Lender
shall have all rights and remedies provided to Lender at law, in equity, under the Financing Agreements and under the Uniform
Commercial Code as in effect in the State of New York (the "Code"), all of which rights and remedies shall be cumulative, and, in addition, upon the occurrence of any Event of Default, Lender may exercise any one or more of the following rights and remedies:

          (i)  Exercise all the rights
     and remedies available to secured
     parties under the provisions of the
     Code.

          (ii)  Institute legal
     proceedings to foreclose upon and
     against the Lien granted by the
     Financing Agreements to recover
     judgment for the Obligations and to
     collect the same out of any of the
     Collateral or the proceeds of any
     sale thereof.

          (iii)  Without being
     responsible for loss or damage to
     such Collateral beyond the
     responsibility to use reasonable
     care with respect to the
     Collateral, require delivery to
     Lender of any Collateral then being
     held by Borrower, sell and dispose
     of, or cause to be sold and
     disposed of, all or any part of the
     Collateral at one or more public or
     private sales, or other
     dispositions, at such places and
     times and on such terms and condi-

     tions and in such order as Lender
     may deem fit, without any previous
     demand or advertisement but with
     reasonable notification to Borrower
     of any such sale or other disposal.
     Reasonable notification pursuant to
     this Section 7.2(a)(iii) shall be
     deemed to be written or telephonic
     notice at least ten (10) days prior
     to such public or private sale.

          (b)  Any notice of sale or other
disposition, advertisement and other notice or demand, any right or equity of redemption and any obligation of a prospective purchaser to inquire as to the power and authority of Lender to sell or otherwise dispose of the Collateral or as to the application of the proceeds of sale or otherwise, which would otherwise be required by, or available to Borrower under, applicable law are hereby expressly waived by Borrower to the fullest extent permitted by such law.

          (c)  All moneys received or
collected by Lender pursuant to this
Agreement from and after an Event of Default shall be applied, at Lender's discretion, first to the payment of all costs incurred in the collection of such moneys (including reasonable attorneys' fees and legal expenses). All remaining amounts shall be applied pursuant to Section 2.5(b). The balance, if any, of such moneys remaining after payment in full of the Secured
Obligations
 shall be remitted to Borrower or
as otherwise directed by a court of competent jurisdiction.

          (d)  In view of the fact that
federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected, the Borrower agrees that, upon the occurrence and during the continuance of an Event of Default and without notice except as otherwise specified hereinabove, the Lender may attempt to sell all or any part of the Collateral by means of a private placement, restricting the bidders and prospective purchasers to those who are qualified and who will represent and agree that they are purchasing in accordance with an exemption from registration under the federal or state securities laws. In so doing, the Lender may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of institutional investors deemed by the Lender in its reasonable judgment to be financially responsible parties who might be interested in purchasing such Collateral and, if the Lender solicits such offers from not less than four (4) such investors, the acceptance by the Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Collateral.

                     ARTICLE VIII

                     MISCELLANEOUS

          Section 8.1  Amendments, etc.  No
amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 8.2  Notices.  All notices
and other communications provided for
hereunder shall be in writing (including telegraphic or facsimile transmission) and mailed by registered mail, return receipt requested, or telexed, telecopied or hand delivered, (a) as to Lender:

          III Finance Ltd.
          c/o International Fund
Administration, Ltd.
          48 Par-La-Ville Road, Suite 464
          Hamilton, HM11 Bermuda
          Telecopy:
(441)
 295-9637
          Confirmation:
(441)
 295-4718
          Attention: Rebecca Lewis

with a copy to:

          III Offshore Advisors
          250 South Australian Avenue, Suite
600
          West Palm Beach, Florida  33401
          Telecopy: (407) 655-6871
          Confirmation: (407) 655-5885
          Attention: Walter Lesbirel

(b) as to Borrower:

          Aegis Auto Finance, Inc.
          525 Washington Street, 29th Floor
          Jersey City, New Jersey, 07310
          Telecopy: (201) 418-7370
          Confirmation: (201) 418-7379
          Attention: Joseph Battiato

or (c) at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a telecopy transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission.

          Section 8.3  Survival of
Representations and Warranties.  All
representations and warranties made herein shall survive the execution, delivery and acceptance of this Agreement, the Note and the other Financing Agreements.

          Section 8.4  No Waiver; Remedies.
No failure on the part of Lender to exercise, and no delay in exercising any right hereunder or under the Note or any other
Financing Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right.
The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 8.5  Costs and Expenses.
Except as otherwise provided in the
immediately subsequent sentence, each party hereto agrees to pay its own costs and expenses (including attorneys' and paralegals' fees and expenses) in connection with the execution and delivery of this Agreement, the Note and the other Financing
Agreements. Borrower agrees to pay (a) all costs and expenses incurred by Lender in maintaining, preserving or insuring any
Collateral and (b) all costs and expenses of Lender (including reasonable attorneys' and paralegals' fees and expenses) in connection with the enforcement of this Agreement, the Note, the other Financing Agreements and/or the Lien on any of the Collateral. All of the costs, fees and expenses enumerated in the immediately preceding sentence shall constitute Obligations.

          Section 8.6  Relationship;
Indemnity. (a) The relationship of Borrower to the Lender under the Financing Agreements is, and shall at all times remain, solely that of borrower and lender; other than as set forth in Section 7.2(a)(iii), Lender does not undertake or assume any responsibility or duty to Borrower or to any third party with respect to the Collateral.

          (b)  Borrower hereby indemnifies
and agrees to hold harmless Lender and its officers, directors, employees, attorneys and agents (collectively, the "Indemnified
Parties") from any and all losses, damages
(whether general, punitive or otherwise), liabilities, claims, causes of action and other costs and expenses, including reasonable attorneys' fees, which any
Indemnified Party may suffer or incur by or as a result of claims by third parties in any manner relating to or arising out of this Agreement or the other Financing Agreements, or any act, event or transaction related thereto, the making of Loans, the use or intended use of the proceeds of the Loans, or any of the other transactions contemplated by the Financing Agreements.

          (c)  Promptly after any Indemnified
Party is served with process in connection with the commencement of any action, such Indemnified Party shall, if a claim against Borrower in respect thereof is to be made pursuant to this indemnification, notify
Borrower of the commencement thereof.
Borrower shall pay any Obligations arising under this indemnity to such Indemnified
Party immediately upon demand. The duty of Borrower to indemnify Lender shall survive the release and cancellation of this Agreement or any of the other Financing
Agreements.

          Section 8.7  Successors and
Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.
Lender, at its sole option, shall have the right to assign this Agreement, the Note and any of its rights and interest hereunder and thereunder.

          Section 8.8    Registered
Obligations. The Loans (including the Note evidencing the Loans) are registered obligations and the right, title and interest of Lender and its assigns (and of a Person who takes a participation in a Loan directly from Lender) in and to such Loan shall be transferrable only upon notation of such transfer in a registry (the "Registry") maintained to record the interest of Lender and its assigns (and such direct participants). A Note shall only evidence
Lender's, or its assigns', right, title and interest in and to the related Loans, and in no event is any such Note to be considered a bearer instrument or obligation. This
Section 8.8 shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of
Section 163(f), 871(h)(2) and 881(c)(2) of
the IRC and any related regulations (or any successor provisions of the IRC or such regulations). Borrower shall maintain the
Registry in which Borrower will register the Loans. No transfer by Lender or any of its assigns of (or direct participant with respect to) any of the Loans shall be permitted or effective unless and until recorded on the Registry. Any such transfer shall be made only by written application by the transferring Lender, its assigns, or participants to Borrower stating the name of the proposed transferee. Borrower agrees that within five (5) Business Days after its receipt of such written notice, Borrower shall, at its own expense, record such transfer on the Registry and shall, if requested by Lender or the transferee, execute new Notes to the order of Lender and/or the transferee, as applicable, in exchange for the surrendered Note or Notes.
Such new Note or Notes shall be in an
aggregate principal amount equal to the
unpaid aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of the assignment and shall otherwise be in substantially the form of Exhibit B.

          Section 8.9    Binding Effect;
Governing Law. This Agreement constitutes the complete and final expression of the parties' agreement with respect to the matters set forth herein and supersedes all oral negotiations and prior writings in respect of such matters. This Agreement and the Note shall be governed by, and construed in accordance with, the laws and decisions of the State of New York. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 8.10   WAIVER OF TRIAL BY
JURY; SUBMISSION TO JURISDICTION.  BORROWER
AND LENDER EACH HEREBY AGREE TO WAIVE ANY
RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND,
ACTION OR CAUSE OF ACTION ARISING UNDER OR IN
CONNECTION WITH THIS AGREEMENT OR ANY
FINANCING AGREEMENT, WHETHER SOUNDING IN
TORT, CONTRACT OR OTHERWISE.  BORROWER HEREBY
CONSENTS TO THE JURISDICTION OF ANY LOCAL OR
FEDERAL COURT LOCATED WITHIN THE STATE OF NEW
YORK AND WAIVES ANY OBJECTION WHICH BORROWER
MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON
CONVENIENS TO THE CONDUCT OF ANY PROCEEDING
IN ANY SUCH COURT; NOTHING IN THIS SECTION
8.10 SHALL AFFECT LENDER'S RIGHT TO BRING ANY
ACTION OR PROCEEDING AGAINST BORROWER OR ITS
PROPERTY IN THE COURTS OF ANY OTHER
JURISDICTION.

          Section 8.11   Term.  This
Agreement shall become effective when
executed and delivered by the parties hereto and shall expire upon that date occurring on or after the Termination Date when Lender has received indefeasible payment in full in cash of the Obligations. Notwithstanding the foregoing, Borrower's agreement to indemnify
Lender under Section 8.6 shall survive the termination of this Agreement.

          Section 8.12   Headings.  Article
and Section headings in this Agreement are included for convenience of reference only and shall not affect any construction or interpretation of this Agreement.

          Section 8.13  Counterparts.  This
Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

          Section 8.14  Reference to and
Effect Upon Existing Loan Agreements.   The
parties hereto agree that, to the extent the transactions evidenced hereby would not be permitted under the terms of the Existing
Loan Agreements, the terms of the Existing
Loan Agreements shall be waived to the
extent, and solely to the extent, necessary to permit such transactions.

        [Rest of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties
hereto have caused this Agreement to be
executed by their respective officers
thereunto duly authorized, as of the date first written above.

                              III FINANCE
LTD.


By______________________________
                                Name:
                                Title:


                              AEGIS AUTO
FINANCE, INC.


By______________________________
                                Name:

Title:

          The undersigned, Aegis Consumer
Finance, Inc., a Delaware corporation, hereby acknowledges the foregoing Loan and Security
Agreement (the "New AAF Loan Agreement") between Aegis Auto Finance, Inc. and III
Finance, Ltd. and hereby agrees that: (i) such New AAF Loan Agreement shall constitute a "Secured Loan Agreement" within the meaning of the "Existing ACF Loan Agreements" (as such term is defined in the New AAF Loan
Agreement) and (ii) the "Obligations" under the New AAF Loan Agreement shall be secured by all of the "Collateral" in which a security interest has been granted by the undersigned under the Existing ACF Loan
Agreements.

                                   AEGIS
CONSUMER FINANCE, INC.

                                   By:
_______________________

Title:_____________________

                                           EXECUTION
                                                   COPY
                                            (9/09/96)





















              LOAN AND SECURITY AGREEMENT

                    Dated as of
                 September 12, 1996



                        BETWEEN


               AEGIS AUTO FINANCE, INC.
                      as Borrower


                          AND


                   III FINANCE LTD.
                       as Lender

                   TABLE OF CONTENTS
                                                   PAGE

                       ARTICLE

                           I

                      DEFINITIONS

     Section 1.1  General Terms. . . . . . . . . . . .1
     Section 1.2  Terms Defined in Uniform
          Commercial Code. . . . . . . . . . . . . . .7
     Section 1.3  Accounting Terms.. . . . . . . . . .7
     Section 1.4  Other Terms. . . . . . . . . . . . .7
     Section 1.5  Preliminary Statement. . . . . . . .8


                      ARTICLE II

                  LOANS AND INTEREST

     Section 2.1  Loans. . . . . . . . . . . . . . . .8
     Section 2.2  Making the Loans.. . . . . . . . . 10
     Section 2.3  Note.. . . . . . . . . . . . . . . 10
     Section 2.4  Interest.. . . . . . . . . . . . . 11
     Section 2.5  Repayments; Prepayments. . . . . . 11


                      ARTICLE III

                 CONDITIONS TO LENDING

     Section 3.1  Conditions Precedent to the
Initial Loan.. . . . . . . . . . . . . . . . . . . . 12
     Section 3.2  Conditions Precedent to All
          Loans. . . . . . . . . . . . . . . . . . . 13


                      ARTICLE IV

            REPRESENTATIONS AND WARRANTIES

     Section 4.1  Corporate Existence. . . . . . . . 14
     Section 4.2  Corporate Authority; No
          Conflicts. . . . . . . . . . . . . . . . . 14
     Section 4.3  Financial Condition. . . . . . . . 15
     Section 4.4  Litigation.. . . . . . . . . . . . 15
     Section 4.5  Compliance with Laws and
          Regulations.15 . . . . . . . . . . . . . . .
     Section 4.6  Title to Pledged Stock and
          Excess Receipts. . . . . . . . . . . . . . 15
     Section 4.7  No Defaults. . . . . . . . . . . . 16
     Section 4.8  Taxes. . . . . . . . . . . . . . . 17
     Section 4.9  Margin Stock.. . . . . . . . . . . 17
     Section 4.10 Investment Company Act.. . . . . . 17
     Section 4.11 Disclosure.. . . . . . . . . . . . 17
     Section 4.12 Chief Executive Office . . . . . . 17
     Section 4.13 Pooling and Servicing
          Agreement. . . . . . . . . . . . . . . . . 17

                       ARTICLE V

                       COVENANTS

     Section 5.1  Reports/Financial
          Information. . . . . . . . . . . . . . . . 18
     Section 5.2  Notices. . . . . . . . . . . . . . 19
     Section 5.3  Corporate Existence. . . . . . . . 19
     Section 5.4  Compliance with Law. . . . . . . . 20
     Section 5.5  Compliance with Financing
          Agreements. . . . 20 . . . . . . . . . . . .
     Section 5.6  Books and Records; Right of
          Inspection.. . . . . . . . . . . . . . . . 20
     Section 5.7  Further Assurances.. . . . . . . . 20
     Section 5.8  Maintenance of Insurance.. . . . . 21
     Section 5.9  Pooling and Servicing
          Agreement. . . . . . . . . . . . . . . . . 21
     Section 5.10 Merger; Consolidation, Etc.
           . . . . . . . . . . . . . . . . . . . . . 21
     Section 5.11 Change of Principal Office.
           . . . . . . . . . . . . . . . . . . . . . 21
     Section 5.12 Net Worth. . . . . . . . . . . . . 22
     Section 5.13 Limited Business of SPC. . . . . . 22


                      ARTICLE VI

                      COLLATERAL

     Section 6.1  Security Interest. . . . . . . . . 22
     Section 6.2  Perfection of the Security
          Interest.. . . . . . . . . . . . . . . . . 24
     Section 6.3  Power of Attorney. . . . . . . . . 24


                      ARTICLE VII

                   DEFAULT; REMEDIES

     Section 7.1  Events of Default. . . . . . . . . 25
     Section 7.2  Remedies.. . . . . . . . . . . . . 28

                     ARTICLE VIII

                     MISCELLANEOUS

     Section 8.1  Amendments, etc. . . . . . . . . . 30
     Section 8.2  Notices. . . . . . . . . . . . . . 30
     Section 8.3  Survival of Representations
          and Warranties.. . . . . . . . . . . . . . 31
     Section 8.4  No Waiver; Remedies. . . . . . . . 31
     Section 8.5  Costs and Expenses.. . . . . . . . 31
     Section 8.6  Relationship; Indemnity. . . . . . 31
     Section 8.7  Successors and Assigns;
          Assignment . . . . . . . . . . . . . . . . 32
     Section 8.8  Registered Obligations . . . . . . 32
     Section 8.9  Binding Effect; Governing
          Law. . . . . . . . . . . . . . . . . . . . 33
     Section 8.10 WAIVER OF TRIAL BY JURY;
SUBMISSION TO
JURISDICTION.. . . . . . . . . . . . . . . . . . . . 33
     Section 8.11 Term.. . . . . . . . . . . . . . . 33
     Section 8.12 Headings.. . . . . . . . . . . . . 33
     Section 8.13 Counterparts.. . . . . . . . . . . 33
     Section 8.14 Reference to and Effect
Upon Existing Loan
Agreements.. . . . . . . . . . . . . . . . . . . . . 33